Exhibit 10.1

SUBLEASE TERMINATION AGREEMENT

This Sublease Termination Agreement (this “Agreement”), is dated May 21, 2024 (the “Effective Date”), and is between Czarnowski Display Service, Inc., an Illinois Corporation (“Sublessor”), and Tivic Health Systems, Inc., a Delaware corporation (“Sublessee”).

BACKGROUND

A. Sublessor and Sublessee are parties to a Sublease dated November 17, 2021 (the “Sublease”), covering the real property located at Suite 100, 25821 Industrial Blvd, Hayward, California 94545 commonly known as Building D (the “Premises”).

B. Sublessee has requested that the Sublease be terminated, and Sublessor has agreed to Sublessee’s request to terminate the Sublease as of 5:00 p.m. (Pacific Time) on May 31, 2024 (the “Termination Date”) on the terms and conditions set forth in this Agreement.

Sublessor and Sublessee therefore agree as follows:

1.
Defined Terms. All capitalized terms in this Agreement have the same meaning as in the Sublease unless otherwise defined herein.
2.
Termination. Provided Sublessee timely: (a) pays all Rent and Operating Expenses due under the Sublease through the Termination Date; and (b) surrenders the Premises to Sublessor pursuant to Section 3 below; and (c) pays the Termination Fee required under this Agreement, Sublessor and Sublessee hereby agree that effective as of the Termination Date, the Sublease and the term thereof shall terminate and expire, and Sublessee's leasehold estate in, and right of possession of, the Premises is terminated and wholly extinguished as if the Termination Date was originally set forth in the Sublease as the expiration date thereunder.
3.
Surrender of the Premises.
3.1
On or prior to the Termination Date, Sublessee shall: (i) vacate and deliver possession of the Premises to Sublessor in the condition required on the date of expiration or earlier termination of the Sublease; (ii) remove all its personal property from the Premises; (iii) remove its signage and repair any damage to Building D and the Premises as set forth in Paragraph 15 of the Sublease; and (iv) abandon all leasehold improvements in the Premises (which leasehold improvements Sublessee hereby quitclaims to Sublessor). In the event Sublessee fails for any reason to vacate and surrender possession of all or any part of the Premises to Sublessor on or prior to the Termination Date in accordance with this Agreement, such failure will be deemed a holding over under the Sublease without consent of Sublessor, and Sublessor may exercise all remedies available to Sublessor at law or under the Sublease in connection with such holding over, and Sublessee shall indemnify, defend, and hold Sublessor harmless from all losses, costs (including reasonable attorneys' fees), and liabilities resulting from such failure, including any claims made by any succeeding tenants founded upon such holdover.

3.2
Any items of personal property remaining on or in the Premises after the Termination Date shall be considered abandoned by Sublessee, and Sublessor shall have the right to dispose of same at Sublessee's sole cost and expense.
3.3
Immediately upon the execution of this Agreement, Sublessor and future occupants of the Premises may have access to the Premises for the purpose of installing tenant improvements and readying the Premises for occupancy.
4.
Release.
4.1
Effective as of the Termination Date, Sublessee, for itself and its respective predecessors-in-interest, successors, and assigns, hereby waives, releases, and forever discharges Sublessor and Lessor, and their respective partners, shareholders, officers, directors, agents, employees, predecessors, successors and assigns (collectively, the “Released Parties”), from all claims, losses, costs, liabilities, damages, expenses (including penalties, fines, and attorneys' fees), warranties, undertakings, agreements, obligations, actions, causes of action, sums of money, covenants, and promises whatsoever in law or in equity (collectively, “Claims”), whether or not now known, suspected, or claimed, that it has had against the Released Parties, now has, or that it or its predecessors-in-interest, successors, or assigns hereafter may have, upon or by reason of any matter, cause, or thing whatsoever arising out of or in connection with the Sublease, the Premises, or the Building.
4.2
Sublessee understands and agrees that it may later discover claims or facts that may be different from, or in addition to, those it now knows or believes to exist regarding the Claims which are the subject of the release contained in subparagraph (a) above, and which, if known at the time of signing this Agreement, may have materially affected this Agreement and Sublessee’s decision to enter into it and grant the release contained in this Agreement. Nevertheless, Sublessee expressly agrees to assume the risk of the possible discovery or existence of such additional or different facts and agree that the release contained in subparagraph (a) above shall be and remain effective in all respects, regardless of such additional or different facts.
4.3
Sublessee understands and agrees, by initialing below, that it expressly waives and relinquishes all rights and benefits, if any, it may have under Section 1542 of the California Civil Code with respect only to the Claims which are the subject of the mutual release set forth in subparagraph (a) above. Section 1542 of the California Civil Code reads as follows:

“§ 1542. [GENERAL RELEASE; EXTENT] A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

___/s/ JE______

Sublessee's initials
5.
Termination Fee. Simultaneously with the execution and delivery of this Agreement by Sublessee and as a condition precedent to the effectiveness of this Agreement, Sublessee shall pay to Sublessor a termination fee in the amount of $44,480.44 (the “Termination Fee”) in consideration for Sublessor's execution and delivery of this Agreement. Sublessor and Sublessee agree that the Termination Fee is nonrefundable, notwithstanding Sublessee's subsequent leasing of the

Premises. Sublessee's payment of the Termination Fee to Sublessor shall be in addition to and shall not be deemed or construed as any payments by Sublessee against, Rent and other costs due from Sublessee under the terms of the Sublease prior to the Termination Date, which Sublessee agrees to pay to Sublessor in accordance with the terms of the Sublease through the Termination Date. The Termination Fee shall be paid by wire transfer, certified check of Sublessor, or bank check drawn on or by a bank, savings and loan association, savings bank, or credit union doing business under California or federal law and delivered to Sublessor at its address provided herein.

6.
Expenses. Sublessee shall pay the following costs in connection with the termination of the Sublease: (a) all commissions owed to any broker in connection with the sublease of the Premises by Sublessor to and OnQ Solutions, Inc., a California corporation (the “New Sublease”) and (b) any fees or expenses charged by the owner of the Premises in connection with its review of the New Sublease.
7.
Representations and Warranties.
7.1
Sublessor and Sublessee each hereby represent and warrant, as of the date hereof and the Termination Date, that: (i) the person executing this Agreement on its behalf is duly authorized to execute and deliver this Agreement on its behalf; and (ii) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary action and does not violate its formation or management documents, or any contract, agreement, commitment, order, judgment, or decree to which it is a party or to which it or the Premises are bound.
7.2
Sublessee hereby represents and warrants, as of the date hereof and the Termination Date, that it has not assigned, sublet, or otherwise transferred or encumbered its interest in the Sublease or the Premises, in whole or in part.
7.3
Sublessee hereby represents and warrants, as of the date hereof and the Termination Date, that it has not dealt with any broker, salesperson, or finder to whom a commission or other fee is due in connection with the Sublease or this Agreement.
7.4
Sublessee hereby represents and warrants, as of the date hereof and the Termination Date, that: (i) there are no contracts let by or on behalf of Sublessee for the furnishing of labor, material, or services for site improvement or a work of improvement in or about the Premises that have not been fully performed; (ii) all parties (if any) who have furnished labor, material, or services upon or to the Premises have been fully paid; (iii) there exists no party who has any right or claim of lien against the Premises for having furnished labor, material, or services thereon; and (iv) there are no mechanics liens, claims of mechanics lien, or right to mechanics liens in the Premises arising out of any act or omission of Sublessee.
8.
Indemnification. Sublessor and Sublessee each agree to indemnify, hold harmless, and defend the other party from and against any and all claims, liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees, charges, and expenses in the enforcement of this indemnity) asserted against or suffered by the other party arising out of, related to, or caused by the breach or inaccuracy of any covenant, obligation, warranty, or representation under this Agreement by the other party. This Section 8 shall survive the termination of the Sublease.
9.
Security Deposit. The Security Deposit under the Sublease, in the amount of $33,500, shall be retained by Sublessor and applied to the balance of the Termination Fee.
10.
Further Assurances. Sublessor and Sublessee each agree to promptly execute, acknowledge, and deliver to the other such further instruments and take such further actions as may be reasonably required to carry out and effectuate the intent and purpose of this Agreement.
11.
Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.
12.
Severability. If any term or provision of this Agreement is held by a court to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect, invalidate, or render unenforceable any other term or provision of this Agreement. [Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.]
13.
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email in an electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
14.
Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.
15.
Entire Agreement; No Oral Modification. This Agreement constitutes the entire understanding between the parties, and supersedes all other prior agreements, discussions, understandings, offers, and negotiations, written or oral, between the parties, with respect to the Sublease, the leasehold estate created thereby, and the termination thereof. No provision hereof may be waived, modified, amended, discharged, or terminated except by written instrument signed by all the parties to this Agreement.
16.
Confidentiality. Sublessee shall keep the terms of this Agreement confidential and shall not disclose the terms of same to any other party without the prior written consent of Sublessor, provided that Sublessee may disclose the terms hereof to Sublessee's accountants, attorneys, managing employees, and others in privity with any such party to the extent reasonably necessary for Sublessee’s business purposes or if required by court order.
17.
No Recording. Sublessee shall not record this Agreement or any memorandum or short form of this Agreement without the prior written consent of Sublessor.
18.
Legal Fees. In any dispute involving the enforcement of this Agreement, the non-prevailing party in such dispute shall pay all costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the party prevailing in such dispute.
19.
Time of the Essence. Time is of the essence with respect to each and every term, condition, obligation, and provision of this Agreement.

[signature page follows]

Sublessor and Sublessee have caused this Agreement to be executed as of the Effective Date.

SUBLESSOR: Czarnowski Display Service, Inc. By: Jason Barnes Name: Jason Barnes Title: CFO

SUBLESSEE: Tivic Health Systems, Inc. By: Jennifer Ernst Name: Jennifer Ernst Title: CEO